AMENDMENT TO THE
ADVISORS SERIES TRUST
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 12th day of December, 2007, to the Transfer Agent Servicing Agreement, dated as of June 8, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following:

Exhibit Q, the funds and fees of ActivePassive Large Cap Growth Fund, ActivePassive Large Cap Value Fund, ActivePassive Small/Mid Cap Growth Fund, ActivePassive Small/Mid Cap Value Fund, ActivePassive International Equity Fund, ActivePassive Emerging Markets Equity Fund, ActivePassive Global Bond Fund, ActivePassive Intermediate Taxable Bond Fund, ActivePassive High Yield Bond Fund, and ActivePassive Intermediate Municipal Bond Fund, is hereby added to the Agreement and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

ActivePassive

Exhibit Q
to the
Separate Series of the Advisors Series Trust Transfer Agent Servicing Agreement
For the services rendered by U.S. Bancorp Fund Services, LLC under this Agreement, the Fund(s) listed herein shall pay U.S. Bank compensation as set forth in the Fee Schedule below:

ActivePassive Funds - TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at December, 2007
Annual Service Charges to the Fund*
• Base Fee Per Cusip                                                               $[______]/year
• NSCC Level 3 Accounts                                                      $[______]/open account
• No-Load Fund Accounts                                                    $[______]/open account
• Load Fund Accounts                                                           $[______]/open account
• Daily Accrual Fund Accounts                                            $[______]/open account
• Closed Accounts                                                                  $[______]/closed account
Activity Charges
• Manual Shareholder Transaction                                       $[______]/transaction
• Omnibus Account Transaction                                          $[______]/transaction
• Correspondence                                                                    $[______]/item
• Telephone Calls                                                                    $[______]/minute
• Voice Response Calls                                                          $[______]/call
• Qualified Plan Accounts                                                     $[______]/account (Cap at $[___]/SSN)
Implementation Charges
• First Cusip                                                                             $[______] Per Cusip

Plus Out-Of-Pocket Expenses – Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, programming, service/data conversion, special reports, insurance, record retention, literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services  - FAN Web shareholder e-commerce, Vision intermediary e-commerce, FAN Mail electronic data delivery, B.O.S.S. sales reporting data warehouse, investor e-mail services, literature fulfillment, lead conversion reporting, 12b-1 aging, Short-Term Trader reporting

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

[______]% reduction in the base fee of $[______] for the first [______] months and [______]% in the second [______] months of operation.

Advisor’s Signature below acknowledges approval of the fee schedule above.
FundQuest Incorporated

By: /s/ Timothy J. Clift

Printed Name: Timothy J. Clift

Title:  CIO                                Date: December 27, 2007

ActivePassive

Exhibit Q (continued) to the
Separate Series of the Advisors Series Trust Transfer Agent Servicing Agreement
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at December, 2007
FAN WEB – Shareholder internet access to account information and transaction capabilities through a transparent link at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
1. FAN Web Premium (Fund Groups over [_____] open accounts)
• Implementation - $[______] per fund group – includes up to [______] hours of technical/BSA support
• Annual Base Fee - $[______] per year
2. FAN Web Select (Fund Groups under [______] open accounts) – Standard Web services
• Implementation - $[______] per fund group – includes up to 10 hours of technical/BSA support
• Annual Base Fee - $[______] per year
3. Customization - $[______] per hour
4. Activity (Session) Fees:
• Inquiry - $[______] per event
• Account Maintenance - $[______] per event
• Transaction – financial transactions, reorder statements, etc. - $[______] per event
• New Account Set-up - $[______] per event (Not available with FAN Web Select)

VISION MUTUAL FUND GATEWAY – Permits broker/dealers, financial planners, and RIAs to us a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
• Inquiry Only
• Inquiry - $[______] per event
• Per broker ID - $[______] per month per ID
• Transaction Processing
• Implementation - $[______] per management company
• Transaction – purchase, redeem, exchange, literature order - $[______] per event
• New Account Set-up – may contain multiple fund/accounts - $[______] per event
• Monthly Minimum Charge - $[______] per month

FAN MAIL – Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
• Base Fee Per Management Company – file generation and delivery - $[______] per year
• Per Record Charge
• Rep/Branch/ID - $[______]
• Dealer - $[______]
• Price Files - $[______] or $[______]/user/month, whichever is less

CLIENT DATA ACCESS – USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
• MFS Systems (includes COLD and On Line Report view applications)
• Setup - $[______] (includes 2 workstations)
• Service - $[______]/month
• Report Source
• No Setup Charge
• $[______]/month per reporting category
• T/A Imaging
• Setup - $[______] (includes 2 workstations)
• $[______]/month
• Fund Source
• No Setup Charge
• $[______]/month

Advisor’s Signature below acknowledges approval of the fee schedule above.
FundQuest Incorporated

By: /s/ Timothy J. Clift

Printed Name: Timothy J. Clift

Title:  CIO                                Date: December 27, 2007

ActivePassive

Exhibit Q (continued)
to the
Separate Series of the Advisors Series Trust Transfer Agent Servicing Agreement
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at December, 2007
B.O.S.S – Business On-line Sales Reporting Solution
Monthly Software Subscription Services:
• Access Per B.O.S.S. User: $[___]/month/user
Implementation and Support Services:
• Implementation - $[___] first user ID; each additional user ID is $[___] – Includes project management and data/internet portal integration applicable to Transfer Agent data flow (up to [___] years of historical data included).  Additional setup requirements will be charged at Development hourly rate.
• Training - $[___] (includes 1-day session at USBFS site for up to 10 participants on core product)
• Development - $[___]/hour - customization of B.O.S.S. product, requests for customized reports, etc.
• Additional Options - Report Writing, Sub-Account Data Integration – Quoted separately based upon requirements
Data Management Services:
• Data Storage Charge – Over [___] years of data (No charge for less than [___] years of data)
• Fund Group Account Base (Open/Closed) – Under [___] - $[___] per month
• Fund Group Account Base (Open/Closed) – Over [___] - $[___] per month
• Monthly service fees (extracting/ storing daily transaction data).  Fee based upon records processed:
• [___]-[___] records/month – $[___]/month
• [___]-[___] records/month – $[___]/month (over [___] records/month quoted separately)

Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family.
• [___] days or less – $[___]/open account
• [___]-[___] days – $[___]/open account
• [___]-[___] days – $[___]/open account
• [___] days – [___] year - $[___]/open account
• [___] year – [___] years - $[___]/open account

Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
• $[___] setup/fund group of [___]-[___] funds, $[___] setup/fund group of over [___] funds
• $[___]/account/year

12b-1 Distribution Fee Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $[___] per open account per year.

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family: • $[___] setup/fund group • $[___] per certificate transaction
E-Mail Services – Services to capture, queue, monitor, service and archive shareholder e-mail correspondence:
• $[___] setup/fund group
• $[___]/month administration
• $[___]/received e-mail correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
• [___] per month

Advisor’s Signature below acknowledges approval of the fee schedule above.
FundQuest Incorporated

By: /s/ Timothy J. Clift

Printed Name: Timothy J. Clift

Title:  CIO                                Date: December 27, 2007

ActivePassive

Exhibit Q (continued)
to the
Separate Series of the Advisors Series Trust Transfer Agent Servicing Agreement
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at December, 2007
Charges Paid by Investors – Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
• $[___]/qualified plan acct (Cap at $[___]/SSN)
• $[___] /Coverdell ESA acct (Cap at $[___]/SSN)
• $[___] /transfer to successor trustee
• $[___] /participant distribution (Excluding SWPs)
• $[___] /refund of excess contribution
• $[___] /reconversion/recharacterization
Additional Shareholder Paid Fees
• $[___] /outgoing wire transfer
• $[___] /overnight delivery
• $[___] /telephone exchange
• $[___] /return check or ACH
• $[___] /stop payment
• $[___] /research request per account (Cap at $[___]/request) (For requested items of the second calendar year [or previous] to the request)

Programming Charges – Charges incurred for customized services based upon fund family requirements including but not limited to:
• Fund setup programming (transfer agent system, statements, options, etc.) – estimate [___] hours per Cusip
• Select reports – shareholder system queries for customized reporting, mailings, etc.
• File transmissions of client requested shareholder data file extracts
• Conversion programming
• Customized service development
• Voice response system setup (menu selections, shareholder system integration, testing, etc.) – estimated at [___] hours per fund family
• All other client specific customization and/or development services

Literature Fulfillment Services
• Account Management – $[___]/month (account management, lead reporting and database administration).
• Order Processing - $[___]/per order (Assessed for each order shipped by US Bancorp Fund Services.)
• Telephone Service Charge - $[___]/per call
Inbound Teleservicing Only
• Account Management - $[___]/month
• Call Servicing - $[___]/per minute
Lead Conversion Reporting
• Account Management                                      - $[___]/month
• Database Installation, Setup -                            $[___] /fund group
• Specialized Programming - (Separate Quote)*
Web On-line Fund Fulfillment
• Account Management                                      - $[___] /month
• Installation, Setup - $[___]/fund group
• Per Literature Order                                           - $[___] /request
Follow-up Services
• Correspondence - $[___]/item

▪ Fees exclude postage and printing charges.

Advisor’s Signature below acknowledges approval of the fee schedule above.
FundQuest Incorporated

By: /s/ Timothy J. Clift

Printed Name: Timothy J. Clift

Title:  CIO                                Date: December 27, 2007

ActivePassive

Exhibit Q (continued)
to the
Separate Series of the Advisors Series Trust Transfer Agent Servicing Agreement

Multiple Series Trust ActivePassive Funds - CHIEF COMPLIANCE OFFICER SERVICES FEE SCHEDULE at December, 2007
Chief Compliance Officer Services
U.S. Bancorp provides the Chief Compliance Officer (CCO) for each fund serviced within the Multiple Series Trust.  Compliance functions performed by USBFS provided CCO include, but are not limited to:
• Designation as the Trust’s Chief Compliance Officer
• Periodic and Annual Reporting to MST Fund Board
• Board Meeting Presentation and Board Support
• MST Fund Board Liaison For All Compliance Matters
• Daily Resource to Advisor CCO and Fund Board
• Review of Advisor Compliance Policies, Procedures and Controls
• Review of USBFS/USB Critical Procedures & Compliance Controls
• Due Diligence Review of Advisor and USBFS Service Facilities
• Testing, Documentation and Reporting of Advisor and USBFS/USB Compliance Policies, Procedures and Controls
Compliance functions performed by USBFS Risk Management Team include, but are not limited to:
• Quarterly USBFS Certification to Trust CCO
• Business Line Functions Supported
• Fund Administration and Compliance
• Transfer Agent and Shareholder Services
• Fund Accounting
• Custody Services
• Distribution Services
• CCO Portal – Web On-line Access to Fund CCO Documents
• Periodic CCO Conference Calls
• Dissemination of Industry/Regulatory Information
• Client & Business Line Compliance Education & Training
Chief Compliance Officer (CCO)*
• $[___] per fund per year
Plus Out-Of-Pocket Expenses – including but not limited to CCO team travel related costs to perform due diligence reviews at Advisor facilities
Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedule above.
FundQuest Incorporated

By: /s/ Timothy J. Clift

Printed Name: Timothy J. Clift

Title:  CIO                                Date: December 27, 2007

ActivePassive